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                                                                   EXHIBIT 10.80

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                              INDUSTRIAL NEW JOBS
                               TRAINING AGREEMENT

                                    between


                           KIRKWOOD COMMUNITY COLLEGE

                        Cedar Rapids, Iowa ("Kirkwood")


                                      and


                          MCLEOD TELEMANAGEMENT, INC.

                                  ("Employer")

                          Dated as of October 31, 1996

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                                  Relating to

                                   $2,295,000

                          Kirkwood Community College,

                               Cedar Rapids, Iowa


                   Industrial New Jobs Training Certificates

                     (McLeod Telemanagement, Inc. Project)
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                              INDUSTRIAL NEW JOBS
                               TRAINING AGREEMENT


                 This Industrial New Jobs Training Agreement (the "Agreement") made and entered into as of October 31, 1996, between KIRKWOOD COMMUNITY COLLEGE, (Merged Area X), Cedar Rapids, Iowa, ("Kirkwood") and MCLEOD TELEMANAGEMENT, INC., ("Employer"), under the following circumstances:

                 A. Pursuant to the Iowa Industrial New Jobs Training Act, Iowa Code Chapter 260E, Kirkwood and Employer have determined to enter into this Agreement for purposes of establishing a Project to educate and train certain persons employed by Employer in new jobs within the Merged Area.

                 B. Kirkwood and Employer each have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

                 NOW, THEREFORE, in consideration of the premises and the mutual representations and agreements hereinafter contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1. "Act" means the Iowa Industrial New Jobs Training Act, Iowa Code Chapter 260E, as it may be amended from time to time, and the regulations issued thereunder by the Iowa Department of Economic Development as the regulations may be amended from time to time.

                 Section 1.2. "Certificates" means Kirkwood Community College Industrial New Jobs Training Certificates authorized to be issued pursuant to the Resolution for purposes of funding the Program Costs.

                 Section 1.3. "Debt Service" shall mean the payment of the principal and premium, if any, and interest on the Certificates in accordance with the Resolution and the terms of the Certificates.

                 Section 1.4. "Incremental Property Taxes" means incremental property taxes, as defined in Section 260E.4 of the Act, to be received or derived from Employer's Taxable Business Property where new jobs are created as a result of the Project.

                 Section 1.5. "New Jobs Withholding Credits" means the new jobs credit from withholding, as defined in Section 260E.5 of the Act, paid to Kirkwood by Employer.

                 Section 1.6. "Person" shall include, but not be limited to, individual, corporate, government or governmental subdivision or agency, business trust, estate, trust, partnership or association, or any other legal entity.

                 Section 1.7. "Program Costs" means all necessary and incidental costs of providing Program Services for the Project including the Debt Service and the deferred costs of Certificate issuance. Attached hereto as Exhibit "B" and incorporated herein by this reference is a tentative budget relating to the Project.
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                 Section 1.8.         "Program Services" for the Project are as
tentatively set forth on Exhibits "B" and "C" attached hereto and incorporated herein by this reference. Exhibit "C" sets forth the number of new jobs to be trained, the expected beginning and ending date of the training to be provided, the length of time each new job category will be provided training, the estimated costs, the training that will be provided and the expected date by which the number of new jobs will be filled.

                 Section 1.9. "Project" shall consist of this training arrangement to provide Program Services pursuant to this Agreement with respect to Employer's employees to be employed by Employer in new jobs at the Project Site in Cedar Rapids, Linn County, Iowa.

                 Section 1.10. "Project Fund" means a special fund of Kirkwood into which a portion of the proceeds from the issuance and sale of the Certificates shall be deposited and which shall be used to pay Program Costs and for no other purpose.

                 Section 1.11. "Project Site" means the real estate (including improvements constructed or to be constructed thereon) described in Exhibit "A", attached hereto and incorporated herein by reference, where Employer's facility, where new jobs will be created, is located.

                 Section 1.12. "Reserve" means a portion of the proceeds from the issuance and sale of Certificates to be used from time to time to satisfy Debt Service when due.

                 Section 1.13. "Resolution" means the Resolution or Resolutions authorizing the issuance of Industrial New Jobs Training Certificates adopted by Kirkwood in connection with the Project.

                 Section 1.14. "Revenue Fund" means the special tax fund created in the Resolution in order to pay the principal of and interest on Certificates issued in connection with the Project.

                 Section 1.15.        "Taxable Business Property" means the
Project Site.

                 Section 1.16. "Training" means the Program Services exclusive of administrative fees for the new jobs training program, Kirkwood's legal, underwriting and financial fees, allowable discount, other costs associated with the Certificates, and the Reserve.

                 Other terms used in this Agreement shall have the meanings set out in the Act.


                                   ARTICLE II

                           PROJECT; PROGRAM SERVICES

                 Section 2.1. Kirkwood agrees to provide the Program Services to the extent of funds available for that purpose in the Project Fund. It is understood and agreed that Employer and Kirkwood will cooperate in the coordination and programming of the specific expenditures and operation of the Project within the guidelines set out in this Agreement and Exhibits "B" and "C". Kirkwood may, in its discretion, subcontract with other entities or persons to provide all or part of the Training. It is understood and agreed that the Training set forth on Exhibit "C" is tentative and is subject to change, within the budget for the Project, upon the mutual agreement of Kirkwood, acting through its appropriate officials, and Employer.

                 Section 2.2. Kirkwood and Employer agree that all necessary and incidental costs, including but not limited to Program Costs and Debt Service and related costs may be paid from one or a




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combination of the following sources:  (a) New Jobs Withholding Credits, (b)
Incremental Property Taxes, and (c) tuition, student fees, or special charges fixed by the Board of Directors of Kirkwood to defray Program Costs in whole or in part. New Jobs Withholding Credits and Incremental Property Taxes shall be placed in the Revenue Fund established in the Resolution and used exclusively for purposes of the Project. Tuition, student fees or special charges, if any, shall be placed in the Project Fund and used exclusively for purposes of the Project. Kirkwood and Employer agree that Employer's Taxable Business Property includes its current and future interest in the Project Site. Employer acknowledges that it is not relying on any representations of Kirkwood, its agents or attorneys, that the foregoing, in fact or law, constitutes Employer's Taxable Business Property under the Act.

                 Section 2.3. Kirkwood and Employer agree that the receipts from the New Jobs Withholding Credits and the Incremental Property Taxes, and the Revenue Fund into which the same are paid may be irrevocably pledged by Kirkwood for the payment of the Debt Service. Attached hereto as Exhibit "D" is a tentative payment schedule for the Certificates. Following issuance and sale of the Certificates a final payment schedule, if different from Exhibit D, shall be prepared using the actual rates of interest and maturities for the Certificates. Such final payment schedule, if prepared, shall become a part of this Agreement, as Exhibit D, without further action by Employer or Kirkwood and shall supersede the Exhibit D attached hereto. A copy of such final payment schedule shall be provided to Employer.

                 Section 2.4. The term of this Agreement shall not exceed ten (10) years and shall coincide with the period of time over which the Certificates mature and the Program Costs are deferred; provided, that this Agreement shall not terminate and the obligations, representations, warranties, covenants and agreements of Employer hereunder shall continue until the Certificates, if any, issued in connection with the Project shall have been paid in full.

                 Section 2.5. Kirkwood may revise or expand the Training from time to time with the consent of Employer; provided that no revision shall be made which would change the Project to purposes other than purposes permitted by the Act.

                 Section 2.6. The Certificates will be issued pursuant to the Resolution adopted by the Board of Directors of Kirkwood in the aggregate principal amount, bearing interest (at a rate to be determined at the time the Certificates are authorized to be issued), maturing, and being redeemable as set forth in the Resolution.

                 The proceeds from the sale of the Certificates shall be paid to Kirkwood and deposited in the Project Fund or other fund established by Kirkwood. The Project Fund shall be used only for purposes of the Project. Pending disbursements for Program Services and Program Costs, the proceeds so deposited in the Project Fund, together with any investment earnings thereon, shall be subject to a lien in favor of the holders of the Certificates as provided in the Resolution authorizing the Certificates.

                 Section 2.7. In the event Certificates are not issued or sold by Kirkwood, Employer agrees to pay to Kirkwood a sum equal to the necessary and incidental costs actually incurred by Kirkwood which would have been paid from the proceeds of the Certificates, or the funds available from the sources described in Sections 2.2 and 3.4 of this Agreement if the Certificates had been issued by Kirkwood.

                 Section 2.8. Investment earnings from any source on moneys deposited in the Project Fund, Revenue Fund or any other fund shall be regarded as revenues of the Project and be used for payment of the Debt Service or such other uses authorized by the Resolution.




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                 Section 2.9.          Employer certifies that the number of
jobs, including formerly existing jobs, on its payroll in Iowa is two hundred forty-seven (247) as of August 10, 1995. Employer further certifies that the number of jobs, including formerly existing jobs, on its payroll with respect to the Project is two hundred forty-seven (247) as of the date set forth in the preceding sentence.

                 Section 2.10. The administrative fee of Kirkwood and the state administrative fee shall be the administrative fee of Kirkwood and the state administrative fee, respectively, determined as of the date or dates of issuance of the Certificates. In addition, the necessary Reserve shall be determined as of the date or dates of issuance of the Certificates. The amount of money to be provided for Training shall be adjusted to reflect changes in the foregoing fees and necessary Reserve.


                                  ARTICLE III

                               PAYMENTS; SECURITY

                 Section 3.1. Employer agrees to timely pay or cause to be paid the property taxes on the Taxable Business Property and agrees to timely pay the New Jobs Withholding Credits to Kirkwood.

                 Section 3.2. Kirkwood agrees that the Revenue Fund shall be pledged for the payment of the Debt Service.

                 Section 3.3 To secure the obligations of Employer under this Agreement, Employer shall provide Kirkwood with a Financial Guarantee Bond (the "Bond") in form and from a surety acceptable to Kirkwood. The Bond must be renewed annually with the form and surety acceptable to Kirkwood. The Bond shall secure Employer's performance under this Agreement in an amount equal to the amount of New Jobs Withholding Credits that are necessary to pay the remaining Debt Service. Kirkwood will cooperate with Employer to establish such amount on an annual basis. Employer shall provide Kirkwood with evidence of the renewed Bond at least sixty (60) days prior to the expiration of each Bond. Failure by Employer to maintain a Bond or to provide evidence of the renewed Bond at least sixty (60) days prior to the expiration of each Bond shall be an event of default under this Agreement. Upon occurrence of any event of default under this Agreement Kirkwood may exercise all rights under this Agreement and the Bond.

                 Kirkwood agrees to provide notice to the surety on the Bond, as renewed, of the occurrence of an event of default under this Agreement. Kirkwood further agrees to notify Employer of a claim made against the Bond. Such notice shall be addressed as provided in Section 6.4 with a copy to the attention of Employer's Legal Department or President.

                 The Bond and each renewal shall be in lieu of the rights Kirkwood may have to assert a lien against the property of Employer as provided in the Act and Iowa law.

                 Nothing contained herein shall abrogate the collection of, or any lien for, unpaid property taxes which have attached to real estate pursuant to Iowa Code chapter 445, including taxes levied against tangible property that is assessed and taxed as real property pursuant to Iowa Code chapter 427A, or the collection of, or any lien for, unpaid taxes for which notice of lien has been property recorded or filed pursuant to Iowa Code section 422.26.

                 Section 3.4. This Agreement is entered into upon the expectation that, as set forth in Exhibit "D", sufficient funds from Incremental Property Taxes and New Jobs Withholding Credits will be generated to pay the Debt Service. Employer and Kirkwood have designed the Project to fit within the



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funds expected to be available from the sources of payment set forth in Section
2.2. Exhibit "D" sets forth the minimum annual amount of Incremental Property Taxes, New Jobs Withholding Credits or tuition and fee payments to be paid for Program Costs. Employer's projections of gross wages to be paid to employees in new jobs covered by this Agreement, the estimated assessed value of Project Site improvements are set forth in Exhibit "E" attached hereto and incorporated herein.

                 Section 3.5. If for any reason the funds in the Project Fund or the Revenue Fund are not sufficient to satisfy the Program Costs, other than costs of Training, Employer, upon written notice that the funds in the Project Fund or the Revenue Fund are not sufficient, will, nonetheless, advance to Kirkwood such amounts as may, from time to time, be required to satisfy the Program Costs. If Employer should advance any amount under this Section, it shall not be entitled to any abatement, diminution or postponement of other payments required; provided, however, to the extent permitted by law, Employer will be entitled to payment of amounts advanced, without interest, from the Project Fund or the Revenue Fund when Kirkwood determines that a surplus exists and that such surplus is not needed to satisfy other Program Costs and the Debt Service has been paid in full. Any such advancements received or to be received from Employer under this Section shall not be pledged to payment of the Certificates under the Resolution. The notice required hereunder shall specify the date by which Employer is to make the necessary advance; provided, however, in the absence of such date specified in the notice, the advance shall be due within fifteen (15) days of the date of the notice. The obligation of Employer hereunder shall be primary and Kirkwood may proceed against Employer without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by Kirkwood.


                                   ARTICLE IV

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

                 Section 4.1. Representations of Kirkwood. Kirkwood represents that: (a) it is duly organized and validly existing under the laws of the State of Iowa; (b) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations hereunder; (c) it is empowered to enter into the transactions contemplated by this Agreement; and (d) it will do all things in its power required of it in order to maintain its existence or assure the assumption of its obligations hereunder by any successor public body.

                 Section 4.2. Representations, Warranties and Covenants of Employer. Employer represents, warrants and covenants that:

                          (a) It is a corporation organized under the laws of the State of Iowa and is authorized to do business in the State of Iowa.

                          (b) It has full power and authority to execute, deliver and perform this Agreement and all other instruments given by Employer to secure its performance and to enter into and carry out the transactions contemplated herein. Such execution, delivery and performance are not in contravention of law or Employer's articles of incorporation, bylaws or any indenture, agreement, mortgage, lease, undertaking or any other restriction, obligation or instrument to which Employer is a party or by which it is bound. This Agreement has by proper action been duly authorized, executed and delivered by Employer and all steps necessary have been taken to constitute this Agreement a valid and binding obligation of Employer.




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                          (c)         There is no litigation or proceeding
                 pending, or to the knowledge of Employer threatened, against Employer or any other person affecting in any manner whatsoever the right of Employer to execute the Agreement or to otherwise comply with its obligations contained in the Agreement.

                          (d) The employees to be trained under this Agreement have not commenced work for Employer prior to the date set forth in Section 2.9, and those employees will be employed in new jobs in connection with the expansion of Employer's business operations in the merged area. Each of the employees to be trained under the Agreement will be employed directly by Employer.

                          (e) Employer is an industry, as that term is defined in the Act, and is engaged in providing services (other than retail, health or professional services) in interstate commerce.

                          (f)         Each of the jobs covered by this
                 Agreement is a "new job" as that term is defined in the Act.

                          (g)         Employer has an interest in the Project
                 Site.

                          (h) Employer knowingly assumes the obligation under Section 3.5 hereof in the event the sources of payment described in Section 2.2 are not sufficient to satisfy the Program Costs in full.

                          (i) This Agreement is entered into upon the expectation that there will not be any revenues from Incremental Property Taxes and that references herein to Incremental Property Taxes and Taxable Business Property are merely for the convenience of the parties and such references do not imply that revenues from Incremental Property Taxes are anticipated or that Kirkwood need take any action with regard to Incremental Property Taxes.

                          (j) Employer's projections of the annual gross wages to be paid by Employer to employees in the new jobs covered by this Agreement are truly and accurately depicted on Exhibit "E".

                          (k)         The Project Site and Employer's
                 operations at the Project Site will be in compliance with all applicable federal, state and local environmental statutes, laws and regulations. Employer will not conduct its operations at the Project Site, or elsewhere, in such a manner as to allow any federal, state or governmental liens or encumbrances, to enforce the payment or contribution for environmental damage, injury or cleanup, to be placed on the Project Site.


                                   ARTICLE V

                               EVENTS OF DEFAULT

                 Section 5.1. Events of Default. Each of the following shall be an "event of default":

                          (a) Employer shall fail to pay, advance or deposit any amount required to be made by Employer on or prior to the date on which such payment, advancement or deposit is due and payable and continuing for more than five (5) business days thereafter.




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                          (b)         Employer shall fail to observe and
                 perform any other agreement, representation, term or condition contained in this Agreement, if such failure continues for a period of twenty (20) days after notice of such failure is given to Employer by Kirkwood, or for such longer period as Kirkwood may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an event of default so long as Employer institutes curative action within the applicable period and diligently pursues such action to completion.

                          (c) Employer shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or other similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety (90) days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property.

                          (d) Employer shall (i) close or announce that it is closing its operations at the Project Site (unless such operations will be transferred to another facility in the State of Iowa and as a result Kirkwood will be entitled to receive the revenue from the sources set forth in Section 2.2 or receives assurance satisfactory to Kirkwood of the receipt by Kirkwood of payments to satisfy the Debt Service on the Certificates); or (ii) have failed to make improvements to the Project Site within the time set forth on Exhibit "E" and for that reason the Project has not or will not generate sufficient Incremental Property Taxes to enable Kirkwood to satisfy the Debt Service from the sources set forth in Section 2.2.

                          (e) Kirkwood determines from time to time that, for any reason, sufficient realized or projected revenue from Incremental Property Taxes and/or New Jobs Withholding Credits will not be generated by the Project to enable Kirkwood to satisfy the Debt Service from the sources set forth in Section 2.2.

                          (f) Any representation or warranty made by Employer herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or with the sale of the Certificates shall at any time prove to have been false or misleading in any material respect when made or given.

                          (g) Employer acts in a manner contrary to any provision of this Agreement or fails to act in a manner required by any provision of this Agreement and Kirkwood determines as a result of such act or failure to act that there are not or will not be sufficient funds generated by the Project to enable Kirkwood to satisfy the Debt Service from the sources set forth in Section 2.2.

                 The exercise of remedies upon the occurrence of any event of default under subsection (c) above shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization.

                 Section 5.2. Whenever an event of default shall have happened and be subsisting, Kirkwood may, without notice to Employer, withhold Training and suspend payments to Employer, and apply all or a part of any remaining funds budgeted for Training to the satisfaction of the Debt Service on the Certificates. In addition, Kirkwood may take whatever other action at law or in equity may appear




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necessary or desirable to collect the payments and other amounts then due and thereafter to become due, or to enforce performance and observance of any other obligation or agreement of Employer under this Agreement. Notwithstanding the foregoing, Kirkwood shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to Kirkwood at no cost or expense to Kirkwood. Any amounts collected as payments or applicable to payments and any other amounts which would be applicable to payment of principal of and premium, if any, and interest on the Certificates collected pursuant to action taken under this Section shall be paid by Kirkwood to the holders of the Certificates.

                 Section 5.3. Immediately upon the occurrence of an event of default, there shall be due from Employer to Kirkwood such amount as will enable Kirkwood to presently satisfy the remaining Debt Service on the Certificates. Such amount shall be equal to the total amount of the standby tax levied or required to be levied under Section 260E.6 of the Act to satisfy the remaining Debt Service on the Certificates determined from Exhibit D prepared in accordance with Section 2.3. No demand or notice of the amount due immediately upon the occurrence of an event of default is or shall be required to fix the liability of Employer or the amount due from Employer. The amount due hereunder from Employer shall be a debt of Employer to Kirkwood and Kirkwood may set off against the amount due from Employer any debt or debts of Kirkwood to Employer. Amounts received by Kirkwood hereunder shall not be pledged to repayment of the Certificates.

                 Section 5.4. No remedy conferred upon or reserved to Kirkwood by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Kirkwood to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein, nor shall it be necessary to make any declaration of an event of default other than such declaration as may be expressly required herein. Kirkwood will not perfect the lien provided by Iowa law in accordance with the terms of Section 3.3.

                 Section 5.5. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to be a waiver of any other breach hereunder.


                                   ARTICLE VI

                                 MISCELLANEOUS

                 Section 6.1. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

                 Section 6.2. If any provision of this Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into or taken thereunder or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Nor shall such illegality or invalidity of any application thereof affect any legal and valid application thereof, and each such provision,



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


covenant, stipulation, obligation, agreement, act or action, or part shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

                 Section 6.3. This Agreement shall be governed exclusively by and construed in accordance with the laws of the State of Iowa. With the exception of the lien provisions of Iowa law as modified by Section 3.3, the applicable provisions of Iowa law, including the Act, are a part of this Agreement as if set forth herein.

                 Section 6.4. All notices, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the appropriate Notice Address as follows:

                          Financial Manager
                          Financial Services
                          Kirkwood Community College
                          P.O. Box 2068
                          6301 Kirkwood Boulevard, S.W.
                          Cedar Rapids, Iowa 52406

                          Tami Young
                          McLeod Telemanagement, Inc.
                          221 Third Avenue S.E., Suite 500
                          Cedar Rapids, IA  52401

                 Employer and Kirkwood may, by notice given hereunder, designate any further or different addresses or persons to which subsequent notices, requests or other communications shall be sent.

                 Revisions in the Training set forth on Exhibit "C" and an increase in the number of new jobs covered by this Agreement shall be approved in writing by the above representatives of Kirkwood and Employer, their respective successors or such other individuals as either party designates in the manner set forth herein, provided, however, consent of Employer shall not be required for a reduction in Training following an event of default.

                 Section 6.5. All covenants, stipulations, obligations and agreements of Kirkwood and Employer contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of Kirkwood or the Board of Directors of Kirkwood other than in their official capacity, and neither the members of the Board of Directors of Kirkwood nor any official, agent or employee of Kirkwood shall be liable personally on the Certificates or the covenants, stipulations, obligations or agreements of Kirkwood contained in this Agreement.

                 Section 6.6. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon Kirkwood, Employer and their respective permitted successors and assigns provided that this Agreement may not be assigned by Employer without the written consent of Kirkwood and may not be assigned by Kirkwood without the consent of Employer except as may be necessary to enforce or secure payment of the Debt Service.

                 Section 6.7. Employer covenants and agrees that it will not sell, lease, sublease, mortgage or in any manner dispose of its interest in the facilities described herein or any capital part thereof so as to remove the same from the tax rolls until satisfaction and discharge of the Certificates unless




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Employer provides Kirkwood with assurance, in a form acceptable to and approved by Kirkwood, of future payments necessary to meet the Debt Service on the Certificates. Employer further covenants and agrees to keep the facilities continuously insured against loss or damage by fire, lightening, such other perils as are covered by standard "extended coverage" endorsements, vandalism and malicious mischief and containing customary loss deductible provisions.

                 Section 6.8. Kirkwood agrees to use its best efforts to sell and issue the Certificates, and Employer will cooperate with Kirkwood to provide necessary financial information in connection with the sale of the Certificates. It is understood and agreed that should the Certificates not be marketed or marketable within a reasonable time that this Agreement may be terminated and the Project terminated, provided, however, the obligation of Employer under Section 2.7 hereof shall continue following any such termination.

                 Section 6.9. Employer covenants that it shall take such action or shall refrain from taking any action as shall be necessary under the Internal Revenue Code of 1986, Sections 103, 141-150 and the rulings and regulations thereunder to maintain any exemption from Federal income taxes of the interest on the Certificates.

                 Section 6.10. Disbursements to Employer for Program Services under this Agreement shall be made only upon approval of vouchers therefor by the Board of Directors of Kirkwood. Employer agrees that it will request disbursements only for approved Program Services. Employer agrees that it will not request disbursements that are prohibited by Sections 6.11, 6.12 and 6.13 hereof. Amounts disbursed to Employer shall be conditional and subject to subsequent verification and audit of the Project. Requests by Employer for disbursements, including those requests received by Kirkwood, shall not constitute a debt of Kirkwood to Employer.

                 Section 6.11. No monies disbursed from the proceeds of the Certificates will be used directly or indirectly to finance land, facilities or depreciable property (or an interest therein) of Employer or other private Person.

                 Section 6.12. No monies disbursed from the proceeds of the Certificates will be used directly or indirectly for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition and such property is owned by Kirkwood.

                 Section 6.13. No monies disbursed from the proceeds of the Certificates will be used directly or indirectly to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling or a store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                 Section 6.14. The provisions of this Agreement and the provisions of the Resolution are to be construed wherever possible so that they will not be in conflict. In the event such construction is not possible, the provisions of the Resolution shall prevail.

                 Section 6.15. Employer acknowledges that issuance of the Certificates may be conditioned on receipt by Kirkwood of an opinion of bond counsel that interest on all or part of the Certificates is exempt from federal income tax and that such opinion will be predicated on satisfaction of the applicable provisions of the Internal Revenue Code of 1986 including, but not limited to, the receipt by Kirkwood of an allocation of the State of Iowa volume ceiling for the Project.

                 Section 6.16.        Employer acknowledges that pursuant to
Section 260E.6 of the Act, the Resolution adopted by Kirkwood may authorize the issuance of industrial new jobs training Certificates to fund Iowa Code Chapter 260E training programs with other employers.
Employer acknowledges and agrees that the industrial new jobs training Certificates issued by Kirkwood to fund training programs for multiple projects, including this Project, will not be identifiable or specifically attributable to this Project.

                 References in this Agreement to "Certificates" include a reference to an undivided portion of industrial new jobs training Certificates issued by Kirkwood to fund training programs for multiple projects, including this Project. Employer's obligations, covenants and representations set forth herein with respect to the Certificates are not and shall not be conditioned on the issuance of training certificates identifiable or specifically attributable to this Project.

                 Section 6.17. This Agreement, including Exhibits, constitutes the entire agreement between Kirkwood and Employer with respect to the subject matter hereof and as such supersedes all previous negotiations, commitments and understandings. Captions and the alignment of the Agreement are for convenience only and shall not be construed to modify the rights or obligations of the parties.


                                  ARTICLE VII

                 SUPPLEMENTAL NEW JOBS CREDIT FROM WITHHOLDING

                 Certain jobs included in the Project are eligible for a supplemental new jobs credit from withholding in an amount equal to one and one-half percent of the gross wages paid by the Employer pursuant to Senate File 2351 adopted by the 76th General Assembly effective July 1, 1996. Kirkwood and the Employer agree that the Supplemental Program shall be administered in the same manner as the remainder of the Project and that all terms and conditions of this Agreement shall apply to the entire Project including the Supplemental Program.

                 Section 7.1. Terms used in this Article shall have the meanings set out in Article I or this Section 7.1. Other terms used in this Article shall have the meanings set out in Chapters 15A or 260E, Code of Iowa, 1995, as amended.

                 - "Average Wage" means the average county wage in the county where the Project Site is located or the average regional wage, whichever is lower, as compiled annually by the Department for the Community Economic Betterment Program.

                 - "Starting Wages" or "Wages" means the wage being paid or to be paid by the Employer under the terms of this Agreement and which has been determined by Kirkwood to equal or exceed the Average Wage based upon criteria established in Section 15A.7 Code of Iowa, 1995, as amended, and rules promulgated by the Department.

                 - "Supplemental Program" means that portion of the Project including Program Services and Program Costs eligible to be funded from a supplemental new jobs credit from withholding from jobs created under this Agreement because the Employer has agreed to pay Starting Wages as defined in this Agreement.

                 Section 7.2. The Employer agrees that it shall pay Wages for the jobs included in the Supplemental Program (and for which the supplemental new jobs credit from withholding is collected) at least equal to the Average Wage. In the event the Employer fails to pay Wages for the jobs included in the Supplemental Program, such failure may constitute an event of default under this Agreement.

                 Section 7.3. The supplemental new jobs credit from withholding shall be collected, accounted for and may be pledged by Kirkwood in the same manner as described in Section 2.2 of this Agreement and Section 260E.5 of the Act.

                 Section 7.4. The number of jobs included in the Supplemental Program are identified on Exhibit C. The specific jobs are as identified in writing by the Employer. Kirkwood hereby determines eligibility of the Supplemental Program and Starting Wages for those jobs shown on Exhibit C as included in the Supplemental Program.

                 Section 7.5. To provide funds for the payment of the costs of the Supplemental Program Kirkwood may borrow money, issue and sell Certificates and secure the payment of the Certificates in the same manner as described in Article II of this Agreement and Section 260E.6 of the Act. It is the intent of the parties that the Supplemental Program shall be funded and administered in such a manner as to maintain any tax exempt status of the interest on Certificates issued to fund the Program Services under Chapter 260E.

                 Section 7.6. The Supplemental Program and the supplemental new jobs credit from withholding provided for in this Article VII shall be in addition to and not in lieu of the program and credit authorized in
Article II of this Agreement and Section 260E.5 of the Act. The Program Services set forth on Exhibits B and C, the tentative payback schedule set forth on Exhibit D, and the Employer's projections of wages to be paid in those new jobs qualifying for the supplemental new jobs credit from withholding includes the Supplemental Program.

                 IN WITNESS WHEREOF, Kirkwood and Employer have caused this Agreement to be duly executed all as of the date hereinabove written.

                                         KIRKWOOD COMMUNITY COLLEGE


         October 31, 1996                By   /s/ WAYNE L. NEWTON
----------------------------------         -------------------------------------
Date

ATTEST:


/s/ JUDITH A. GLASS
----------------------------------


                                         MCLEOD TELEMANAGEMENT, INC.
                                         221 Third Avenue S.E., Suite 500
                                         Cedar Rapids, IA  52401


   October 29, 1996                      By     /s/ STEPHEN C. GRAY
----------------------------------         -------------------------------------
Date                                             Stephen C. Gray, President

ATTEST:

 /s/ CASEY D. MAHON
----------------------------------
CASEY D. MAHON, Secretary




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